Exhibit 5.1

KPMG LLP

205 5th Avenue SW

Suite 3100

Calgary AB  T2P 4B9

Tel (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of TransCanada PipeLines Limited

We, KPMG LLP, consent to the use of our report, dated February 13, 2019, on the consolidated financial statements of TC Energy Corporation, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, cash flows, and equity for each of the years in the three-year period ended December 31, 2018, and the related notes, which is incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Chartered Professional Accountants

December 17, 2019

Calgary, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.